Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Aceragen, Inc. (the “Company”) for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Taylor, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to Aceragen, Inc. and will be retained by Aceragen, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ John Taylor
John Taylor
Chief Executive Officer

Dated: April 13, 2023